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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this Form S-8 Registration Statement pertaining to the Hilton Hotels 2005 Executive Deferred Compensation Plan and to the incorporation by reference therein of our report dated January 30, 2004, with respect to the consolidated financial statements of Hilton Hotels Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California
January 12, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM